NEWS RELEASE

CONTACT: Jerry Sleve

Vice President - Administration

Phone: (607) 936-3758 ext. 223

Fax: (607) 936-2844

Date: March 24, 2011

FOR IMMEDIATE RELEASE

Corning Natural Gas Sets Record and Distribution Dates for Stock Dividend

Corning, N.Y. Thursday, March 24, 2011) - On March 17, 2011, the New York Public Service Commission issued an order authorizing Corning Natural Gas Corporation ("CNG") to issue and distribute a 50 percent stock dividend on its outstanding common stock, par value of $5.00.

The record date for the stock dividend will be April 1, 2011, and the distribution date will be April　20, 2011. On April 20, 2011, the Company will pay to each shareholder of record as of the close of business on April 1, 2011, one share of common stock for each two shares held by such holder on April 1, 2011. As an example, if a shareholder owned 100 shares of Corning Natrual Gas stock on April 1, 2011, they would own 150 shares of stock after the stock dividend distribution on April 20, 2011.

"This stock dividend, as approved by the Board of Directors, is intended to improve the liquidity of our company's common stock," said Jerry Sleve, Vice President of the Company. If you have a question about this one-time stock dividend, please contact Mr. Sleve at (607) 936-3755 ext. 223.

Corning Natural Gas Corporation has a one-hundred six year history as a New York State public utility providing natural gas service in the Finger Lakes region to approximately 15,000 residential, industrial and commercial customers in the Southern Tier and Central regions of New York State. Learn more at www.corninggas.com.

Safe Harbor Regarding Forward-Looking Statements

Some of the statements that we make in this press release, including statements about our confidence in the company's prospects and strategies are forward-looking statements within the meaning of section 21E of the Securities Exchange Act. Some of these forward-looking statements can be identified by words like "believe," "expect," "will," "should," "intend," "plan," or similar terms; others can be determined by context. Statements contained in this release that are not historical facts are forward-looking statements. These statements are necessarily estimates reflecting our best judgment based upon current information, and involve a number of risks and uncertainties. Many factors could affect the accuracy of these forward-looking statements, causing our actual results to differ significantly from those anticipated in these statements. You should not place undue reliance on our forward-looking statements, which reflect our analysis only as of the date of this report. The risks and uncertainties listed above and in documents that we file with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and any current reports on Form 8-K, must be carefully considered by any investor or potential investor in Corning.

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